Exhibit 99.1
RUSH STREET INTERACTIVE ANNOUNCES FOURTH QUARTER 2024 AND FULL YEAR 2024 RESULTS
- Fourth Quarter Revenue of $254 Million, up 31% Year-over-Year -
- Full Year 2024 Revenue of $924 Million, up 34% -
- Fourth Quarter and Full Year Net Income of $6.5 Million and $7.2 Million, respectively -
- Fourth Quarter Adjusted EBITDA of $30.6 Million, up 166% Year-over-Year -
- Full Year Adjusted EBITDA of $92.5 Million, up 1,033% Year-over-Year -
- Initiating Full Year 2025 Revenue Guidance of Between $1,010 and $1,080 Million and Adjusted EBITDA Guidance of Between $115 and $135 Million -
CHICAGO – February 26, 2025 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Highlights
•Revenue was $254.2 million during the fourth quarter of 2024, an increase of 31%, compared to $193.9 million during the fourth quarter of 2023.
•Net income was $6.5 million during the fourth quarter of 2024, compared to a net loss of $5.5 million during the fourth quarter of 2023.
•Adjusted EBITDA1 was $30.6 million during the fourth quarter of 2024, compared to $11.5 million during the fourth quarter of 2023, an improvement of $19.1 million.
•Adjusted advertising and promotions expense1 was $43.1 million during the fourth quarter of 2024, compared to $34.6 million during the fourth quarter of 2023.
•Monthly Active Users (“MAU”) in the United States and Canada were approximately 205,000, up 28% year over year. MAUs in Latin America (which includes Mexico) were approximately 348,000, up 71% year-over-year.
•Average Revenue per Monthly Active User (“ARPMAU”) in the United States and Canada was $346 during the fourth quarter of 2024, compared to $345 in the prior year. ARPMAU in Latin America was $39 during the fourth quarter of 2024, compared to $42 in the prior year.

Full Year 2024 Highlights
•Revenue was $924.1 million during full year 2024, an increase of 34%, compared to $691.2 million during full year 2023.
•Net income was $7.2 million during full year 2024, compared to a net loss of $60.1 million during full year 2023.
•Adjusted EBITDA was $92.5 million during the full year 2024, compared to $8.2 million during the full year 2023, an improvement of $84.3 million.
•Adjusted advertising and promotions expense was $155.8 million during full year 2024, a decrease of 1.6% compared to $158.4 million during full year 2023.
•As of December 31, 2024, unrestricted cash and cash equivalents were $229 million, up $61 million for the full year 2024.

1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for any applicable reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

Richard Schwartz, Chief Executive Officer of RSI, said, “We are excited to report another quarter of record performance, including for both revenue and adjusted EBITDA. Our fourth quarter revenue grew by 31% year-over-year, and adjusted EBITDA increased over two and a half times from the same period last year. We experienced broad-based growth and success across all our geographies and products. We continued to accelerate player growth, acquiring more players efficiently while maintaining industry leading player values. Our commitment to focusing on player needs and leveraging cutting-edge technology to deliver a world-class user experience continues to drive significant growth and profitability.
“As we enter 2025, we are excited about the opportunities ahead. Our investments in technology, strategic partnerships, and providing an exceptional customer experience have set a solid foundation for sustained growth and profitability. We remain dedicated to delivering long-term value to our customers and shareholders, and we are confident in our ability to maintain this momentum.”
Guidance
•The Company is initiating revenue and Adjusted EBITDA guidance for the full year ending December 31, 2025.

•The Company currently expects revenue to be between $1,010 and $1,080 million. At the midpoint of the range, revenue of $1,045 million represents 13% year-over-year growth when compared to $924 million of revenues for 2024.

•The Company currently expects Adjusted EBITDA to be between $115 million and $135 million. At the midpoint of this range, Adjusted EBITDA of $125 million represents 35% year-over-year growth when compared to $92.5 million of Adjusted EBITDA for 2024.

•These guidance ranges are based on certain assumptions, including that (i) only operations in live jurisdictions as of today’s date are included, and (ii) RSI continues to operate in markets in which it is live today under similar tax structures.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time), during which management will discuss fourth quarter and full year results and provide commentary on business performance and its current outlook for 2025. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The conference call access code is 549038.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least March 31, 2025.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Through its brands, BetRivers, PlaySugarHouse and RushBet, RSI was an early entrant in many regulated jurisdictions. It currently offers real-money mobile and online operations in fifteen U.S. states: New Jersey, Pennsylvania, Indiana,

Colorado, Illinois, Iowa, Michigan, Virginia, West Virginia, Arizona, New York, Louisiana, Maryland, Ohio and Delaware, as well as in the regulated international markets of Colombia, Ontario (Canada), Mexico and Peru. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 by gaming industry veterans, RSI was named the EGR North America Awards Customer Services Operator of the Year five years in a row (2020-2024), the 2022 EGR North America Awards Operator of the Year and Social Gaming Operator of the Year, and the SBC Latinoamérica Awards 2024 Casino Operator of the Year and 2021 Sportsbook Operator of the Year. RSI was the first U.S.-based online casino and sports betting operator to receive RG Check iGaming Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures
In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Earnings (Loss) Per Share, Adjusted Net Income (Loss) and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

By providing full year 2025 Adjusted EBITDA guidance, RSI provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2025 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to RSI without unreasonable effort due to, among other things, the inherent difficulty in forecasting and quantifying the comparable GAAP measure and the applicable adjustments and other amounts that would be necessary for such a reconciliation, and certain of these amounts are outside of RSI’s control and may be subject to high variability or complexity. Preparation of such reconciliations would also require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to RSI without unreasonable effort. RSI provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, RSI cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. RSI provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with RSI’s results calculated in accordance with GAAP, provides useful information for the reasons noted herein. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Earnings (Loss) Per Share as Adjusted Net Income (Loss) divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Income (Loss) is defined as net income (loss) attributable to Rush Street Interactive, Inc. as used in the basic and diluted earnings (loss) per share calculations, adjusted for the reallocation of net income (loss) attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted earnings (loss) per share calculation, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis, and in periods of Adjusted Net Income, incremental shares from assumed conversion of stock options and restricted stock units not otherwise included in the diluted earnings (loss) per share calculation.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics
RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “propose”, "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding revenue and Adjusted EBITDA guidance, RSI’s future results of operations, financial condition, cash flows or profitability (whether on a GAAP or non-GAAP basis), currency fluctuations, RSI’s strategic plans and focus, anticipated launches or withdrawals of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives, outcomes of current or future regulatory developments and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws and regulations, applicable taxes and tax rates; RSI’s ability to manage and sustain growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of general economic conditions, inflation and interest rates and unemployment on RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contacts:
Lisa Johnson
(609) 788-8548
lisa@lisajohnsoncommunications.com

Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$254,167	$193,851	$924,083	$691,161

Operating costs and expenses
Costs of revenue	161,622	131,848	602,036	465,014
Advertising and promotions	43,990	35,125	158,590	160,650
General and administrative	27,363	22,790	106,945	87,349
Depreciation and amortization	9,076	7,615	32,203	29,759
Total operating costs and expenses	242,051	197,378	899,774	742,772
Income (loss) from operations	12,116	(3,527)	24,309	(51,611)

Other income
Interest income, net	1,968	1,335	7,493	2,765
Income (loss) before income taxes	14,084	(2,192)	31,802	(48,846)

Income tax expense	7,596	3,263	24,566	11,209
Net income (loss)	6,488	(5,455)	7,236	(60,055)
Net income (loss) attributable to non-controlling interests	4,463	(3,728)	4,848	(41,750)
Net income (loss) attributable to Rush Street Interactive, Inc.	$2,025	$(1,727)	$2,388	$(18,305)

Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – basic	$0.02	$(0.02)	$0.03	$(0.27)
Weighted average common shares outstanding – basic	88,134,342	71,601,297	81,784,916	68,508,093
Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – diluted	$0.02	$(0.02)	$0.03	$(0.27)
Weighted average common shares outstanding – diluted	96,881,224	71,601,297	88,415,067	68,508,093

Rush Street Interactive, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$6,488	$(5,455)	$7,236	$(60,055)

Other comprehensive income (loss)
Foreign currency translation adjustment	(3,636)	1,825	(7,417)	5,290
Comprehensive income (loss)	2,852	(3,630)	(181)	(54,765)

Comprehensive income (loss) attributable to non-controlling interests	2,247	(2,490)	198	(38,111)
Comprehensive income (loss) attributable to Rush Street Interactive, Inc.	$605	$(1,140)	$(379)	$(16,654)

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$6,488	$(5,455)	$7,236	$(60,055)

Interest income, net	(1,968)	(1,335)	(7,493)	(2,765)
Income tax expense	7,596	3,263	24,566	11,209
Depreciation and amortization	9,076	7,615	32,203	29,759
Share-based compensation expense	8,714	7,425	35,288	30,020
Change in tax receivable agreement liability	739	—	739	—
Adjusted EBITDA	$30,645	$11,513	$92,539	$8,168
Adjusted Operating Costs and Expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP operating costs and expenses:
Costs of revenue	$161,622	$131,848	$602,036	$465,014
Advertising and promotions	43,990	35,125	158,590	160,650
General and administrative	27,363	22,790	106,945	87,349
Depreciation and amortization	9,076	7,615	32,203	29,759
Total GAAP operating costs and expenses	$242,051	$197,378	$899,774	$742,772

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(256)	$(269)	$(1,116)	$(1,064)
Advertising and promotions[1]	(882)	(565)	(2,748)	(2,225)
General and administrative[1]	(8,315)	(6,591)	(32,163)	(26,731)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(9,453)	$(7,425)	$(36,027)	$(30,020)

Adjusted operating costs and expenses:
Costs of revenue	$161,366	$131,579	$600,920	$463,950
Advertising and promotions	43,108	34,560	155,842	158,425
General and administrative	19,048	16,199	74,782	60,618
Depreciation and amortization	9,076	7,615	32,203	29,759
Total adjusted operating costs and expenses	$232,598	$189,953	$863,747	$712,752

1Non-GAAP operating cost and expense adjustments for the three-and-twelve months ended December 31, 2024 include Share-based compensation expense and Change in tax receivable agreement liability. Non-GAAP operating cost and expense adjustments for the three-and-twelve months ended December 31, 2023 include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Income (Loss), Adjusted Weighted Average Common Shares Outstanding and Adjusted Earnings (Loss) Per Share:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted net income (loss)
Net income (loss) attributable to Rush Street Interactive, Inc. - basic and diluted	$2,025	$(1,727)	$2,388	$(18,305)
Adjustments:
Net income (loss) attributable to non-controlling interest	4,463	(3,728)	4,848	(41,750)
Share-based compensation expense	8,714	7,425	35,288	30,020
Change in tax receivable agreement liability	739	—	739	—
Adjusted net income (loss)	$15,941	$1,970	$43,263	$(30,035)

Adjusted weighted-average common shares outstanding
Weighted-average common shares outstanding - basic	88,134,342	71,601,297	81,784,916	68,508,093
Adjustments:
Incremental shares from assumed conversion of stock options and restricted stock units(1)	8,746,882	—	6,630,151	—
Weighted-average common shares outstanding - diluted	96,881,224	71,601,297	88,415,067	68,508,093

Adjustments:
Conversion of weighted average RSILP units to Class A Common Shares	137,585,335	150,691,103	143,091,720	153,312,971
Incremental shares from assumed conversion of stock options and restricted stock units(1)	—	5,736,637	—	—
Adjusted weighted-average common shares outstanding	234,466,559	228,029,037	231,506,787	221,821,064

Adjusted earnings (loss) per share
Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – basic	$0.02	$(0.02)	$0.03	$(0.27)
Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – diluted	$0.02	$(0.02)	$0.03	$(0.27)
Adjusted earnings (loss) per share	$0.07	$0.01	$0.19	$(0.14)
(1) In periods of Net Loss and Adjusted Net Loss, stock-based awards are anti-dilutive and therefore excluded from the adjusted loss per share calculation.